UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Stratus Properties Inc. (the “Company”) held its 2014 annual meeting of stockholders on May 8, 2014, in Austin, Texas. At the annual meeting, the Company’s stockholders (1) elected Michael D. Madden to serve as Class I director of the Company for a three-year term; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers and (3) ratified the appointment of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.

Of the 8,066,253 shares of the Company’s common stock outstanding as of the record date, 7,587,591 shares were represented at the annual meeting. The Company’s independent inspector of elections reported the vote of stockholders as follows:

Proposal 1:    Election of one Class I director nominee.

Name	Votes For	Votes Withheld	Broker Non-Votes

Michael D. Madden	2,249,391	2,054,521	3,283,679

Proposal 2:	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,853,345	1,443,807	6,760	3,283,679

Proposal 3:	Ratification of appointment of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions

5,963,024	1,266	1,623,301

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
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Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: May 9, 2014